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                                                                    Exhibit 10.1



                             STOCKHOLDERS AGREEMENT


     STOCKHOLDERS AGREEMENT, dated as of April 1, 2000, by and among TPR Holdings, Inc. (to be renamed The Princeton Review, Inc.), a Delaware corporation (the "Company"), John S. Katzman (the "Founder"), Bruce Task, Mark Chernis, Alicia Ernst, Jay Rosner, Jay Shulman, Harold K. Lee and Steven Kursar (the "Management Stockholders"), Random House TPR, Inc., a Delaware corporation ("RH"), and all of the former holders of nonvoting limited liability company interests in Princeton Review Publishing L.L.C. listed on Schedule A hereto (collectively the "Converting LLC Holders"), and any subsequent stockholder (including the Investors as defined below) of the Company who becomes a party to this Agreement pursuant to the terms and conditions hereof (collectively, the "Additional Stockholders," and collectively with the Founder, the Management Stockholders, RH and the Converting LLC Holders sometimes hereinafter collectively referred to herein as the "Stockholders" or individually as the "Stockholder").

                                    PREAMBLE

     On the date hereof, the Founder and each of the Management Stockholders are contributing all of their shares of common stock of the entity heretofore known as The Princeton Review, Inc., a Delaware corporation ("Old Review"), to the Company in exchange for an agreed upon proportionate number of shares of common stock of the Company. In this transaction, the Founder is receiving such number of shares of the Company's Voting Class A Common Stock, $.01 par value per share (the "Class A Common Stock"), as is set forth on Schedule A-1 hereto and the Management Stockholders are receiving such number of shares of Non Voting Class B Common Stock, $.01 par value per share (the "Class B Common Stock"), as is set forth opposite the name of each such Management Stockholder on Schedule B hereto. The Class A Common Stock and the Class B Common are together referred to herein as the "Common Stock").

     On the date hereof, RH is contributing all of its limited liability company interests in each of Princeton Review Management, L.L.C, Princeton Review Products, L.L.C, Princeton Review Operations, L.L.C. and Princeton Review Publishing, L.L.C. to the Company in exchange for such number of shares of Class A Common Stock of the Company as is set forth on Schedule A-1 hereto.

     On the date hereof, each of the Converting LLC Holders is contributing all of its non voting limited liability company interests in Princeton Review Publishing, L.L.C. ("Publishing") to the Company in exchange for such number of shares of Class B Common Stock as is set forth opposite the name of such Converting LLC Holder on Schedule A hereto.

     Either contemporaneously with or shortly following the foregoing transactions, certain investors will be listed on Schedule C to be added hereto (the "Investors") which Investors shall


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be purchasing shares of the Company's Series A Convertible Preferred Stock, $.01
par value per share (the "Series A Preferred Stock"), pursuant to a Series A Preferred Stock Purchase Agreement to be entered into between the Company and the Investors (the "Stock Purchase Agreement") in the amounts that will be set forth on Schedule C; and

     One of the conditions to the Closing as defined in the Stock Purchase Agreement is the execution of this Agreement by the holders of all of the Common Stock;

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


                                    ARTICLE I

                              ELECTION OF DIRECTORS

     1.1 Election of Directors. At each annual meeting of the stockholders of the Company, or at each special meeting of the stockholders of the Company involving the election of directors of the Company, and at any other time at which stockholders of the Company will have the right to or will vote for or render consent in writing regarding the election of directors of the Company, then and in each event, the Stockholders entitled to vote for the election of directors hereby covenant and agree to vote all shares of voting capital stock of the Company presently owned or hereafter acquired by them (whether owned of record or over which any person exercises voting control) in favor of the following actions:

     (a) to fix and maintain the number of directors initially at seven and at eight upon the addition of the Investors to this Agreement which number may not be further changed except by an amendment to this Agreement approved by the consent of the holders of fifty-one percent (51%) or more of the outstanding Common Stock;

     (b) to cause and maintain the election to the Board of Directors of the Company, so long as any shares of Common Stock are held by RH, one representative designated by RH (the "RH Director") and, to the extent that the Company establishes a "staggered board," to elect the RH Director to the respective class of director whose initial term expires at the latest time among all classes. The RH Director shall be nominated by RH; and

     (c) to cause and maintain the election to the Board of Directors of the Company, so long as any shares are held by SG Capital Partners, LLC ("SGCP"), one representative designated by SGCP (the "SGCP Director"). The SGCP Director shall be nominated by SGCP and shall be included in the Audit, Compensation and Executive Committee.


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         1.2 Removal of RH Director and SGCP Director. None of the parties hereto, except RH in the case of a director designated or nominated by it in accordance with Section 1(b), shall vote any voting capital stock held by it to remove the RH Director, except for bad faith or willful misconduct. None of the parties hereto, except for the Investors in the case of the SGCP Director, shall vote any voting capital stock held by it to remove the SCGP Director, except for bad faith or willful misconduct. Each of the parties hereto shall vote or cause to be voted all shares of voting capital stock of the Company owned by them or over which they have voting control (i) to remove from the Board of Directors the RH Director at the request of RH or the SGCP Director at the request of a majority of the holders of Series A Preferred Stock and (ii) to fill any vacancy in the membership of the Board of Directors caused by the removal or resignation of the RH Director with a designee of RH and to fill any vacancy in the membership of the Board of Directors caused by the removal or resignation of the SGCP Director with a designee of SGCP.

     1.3 Notice. The Company shall provide to SGCP and RH seven days prior written notice of any intended mailing of notice to stockholders for a meeting at which directors are to be elected, and each of the Investors and RH shall notify the Company in writing, prior to such mailing, of the person designated by it as its nominee for election as a director. If RH or SGCP fails to give notice to the Company as provided above, it shall be deemed that its designee then serving as director shall be its designee for reelection as a director.

     1.4 Converting LLC Holder Observer Rights. As long as any Converting LLC Holder owns shares of Class B Common Stock, the Company shall invite one representative of all of the Converting LLC Holders to attend all meetings in person of its Board of Directors in a nonvoting-observer capacity (the "Representative") and, in this respect, shall give the Representative copies of all notices, minutes, consents and other materials it provides to its directors ("Board Materials"); provided that the Company reserves the right to withhold any information and to exclude the Representative from any meeting or portion thereof if, in the reasonable judgment of the Chairman of the Board of Directors or the Board of Directors of the Company, such information or the agenda for such meeting relate to matters concerning the business relationship between the Company on the one hand and the Converting LLC Holders solely in their capacity as independent franchisees of the Company on the other hand, including discussions regarding proposed repurchases of Company franchises from the Converting LLC Holders, other potential or ongoing transactions between the Company and its franchisees or any other similar matters that present a conflict of business interests between the Company and the Converting LLC Holders in their capacities as franchisees (it being understood that discussions concerning course operations and similar matters shall not generally present conflicts of business interests); provided, further, that if the Company has not provided the Representative with at least three days advance notice of a Board meeting, the Representative may participate in the meeting by teleconference. The Converting LLC Holders understand and agree that the Representative shall agree to hold the Board Materials in confidence but may release them or excerpts therefrom to the Converting LLC Holders with the prior consent of the Company, such consent not to be unreasonably withheld. The Representative provided for in this Section 1.4


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shall initially be Robert Cohen, and the Representative shall be elected from time to time by the affirmative vote of at least 51% of the shares of Class B Common Stock then held by Converting LLC Holders, which election shall be held at such time, but not less frequently than once per year, and in such place as the Converting LLC Holders shall determine.

     1.5 Investors Observer Rights. As long as the Investors own any shares of capital stock of the Company, the Company shall invite one representative of the Investors designated by SCGP to attend all meetings of its Board of Directors in a nonvoting-observer capacity and, in this respect, shall give such representative copies of all notices, minutes, consents and other materials it provides to its directors; provided, however, that such representative shall agree to hold such in confidence.

     1.6 Termination of Rights. The rights and obligations of the Company and the Stockholders set forth in this Article I shall terminate upon the closing of an underwritten public offering of shares of Common Stock of the Company which results in a listing of the Company's shares on a National Securities Exchange or a quotation on NASDAQ (an "IPO"); provided, that if the IPO is not an IPO at a public offering price of at least 1.5 times the per share purchase price (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock) of the Series A Preferred Stock, and resulting in gross proceeds to the Company in excess of $30,000,000 (a "Qualified IPO"), and if requested by the Investors, the Company agrees to enter into an agreement to preserve the rights of the Investors as are currently contemplated by this Article I.


                                   ARTICLE II

                    LIMITATION ON TRANSFERS, RIGHTS OF FIRST
                     REFUSAL, CO-SALE AND TAKE ALONG RIGHTS

     2.1 Proposed Transfer by Stockholders. The Stockholders (other than the Investors) shall not transfer either in a single transaction or in a series of transactions any shares of capital stock of the Company (the "Shares") or any right or interest therein then owned by them except by a transfer that meets the requirements of this Article II and of this Agreement generally. Until a Qualified IPO, the Founder and the Management Stockholders may not transfer their shares, other than a Permitted Transfer (as defined below); without the prior consent of SGCP, which consent shall not be unreasonably withheld (the "SGCP Transfer Consent"). Subject to the foregoing, in the event that a Stockholder (other than an Investor) (a "Transferring Stockholder") proposes to transfer any portion of the shares of his or its Common Stock (each, a "Shares Transfer"), whether voluntarily or involuntarily, other than a Permitted Transfer and a transfer effected pursuant to Section 2.8(b) below, then at least 15 days prior to any proposed Shares Transfer, such Transferring Stockholder shall give written notice (the "TS Notice") of his or its intention to effect the Shares Transfer to (i) the Company, if the Transferring Stockholder is transferring shares of Class B Common Stock or (ii) the Company and the other Stockholders, if

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the Transferring Stockholder is transferring shares of Class A Common Stock. The
TS Notice shall set forth (i) the Transferring Stockholder's bona fide intention to offer such shares, (ii) the class, series and number of Shares to be sold by the Transferring Stockholder (the "Sale Shares"), (iii) the date or proposed date of the Shares Transfer and the name and address of the proposed transferee, and (iv) the principal terms of the Shares Transfer, including the cash or other property or consideration to be received upon such Shares Transfer (the "Offer Price"). The term "Permitted Transfer" shall mean (a) a Shares Transfer from a Stockholder to one or more of its "Affiliates" or "Subsidiaries" as those terms are defined in Rule 405 ("Rule 405") promulgated pursuant to the Securities Act of 1933, as amended, (b) a Shares Transfer to a spouse (other than pursuant to any divorce or separation proceedings or settlement), parent, child (natural or adopted), stepchild or grandchild or a trust or a family limited partnership for the benefit of any one or more of such persons in the case of a Transferring Stockholder that is an individual or (c) a Shares Transfer by one holder of Class B Common Stock to another holder of Class B Common Stock (each recipient pursuant to either (a), (b) or (c) being a "Permitted Transferee"); provided, however, that prior to such Shares Transfer, the Transferring Stockholder shall provide at least three days' advance notice to the Company and such Permitted Transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement in the capacity of the Transferring Stockholder who proposes to effect such Permitted Transfer and upon such agreement shall also have all the rights of the Transferring Stockholder who effected the Shares Transfer.

     2.2 Company's Right of First Refusal. In the event the Transferring Stockholder desires to effect a Shares Transfer involving shares of Class B Common Stock (a "Class B Shares Transfer"), other than a Permitted Transfer, then, within 15 days after receipt of the TS Notice specified in Section 2.1 (the "Option Period"), the Company shall have the right (the "Company Option") to purchase all of the Sale Shares that are the subject of such Class B Shares Transfer, at a purchase price equal to the Offer Price and upon the terms and conditions set forth in the TS Notice. The right of the Company to purchase all of the Sale Shares under this Section 2.2 shall be exercisable by delivering written notice of the exercise thereof, prior to the expiration of the 15-day period referred to above, to the Transferring Stockholder, which notice shall state the number of Sale Shares proposed to be purchased by the Company. The failure of the Company to respond within such 15-day period shall be deemed to be a waiver of the Company's rights under this Section 2.2. The Company may waive its rights under this Section 2.2 prior to the expiration of the 15-day period by giving written notice to the Transferring Stockholder.

     2.3 Closing. The closing of the purchase of Sale Shares subscribed for by the Company under Section 2.2 shall be held at the principal executive office of the Company on the 30th day after the giving by the Company of the notice contemplated by Section 2.2, or at such other time and place as the parties to the transaction may agree. At such closing, the Transferring Stockholder shall deliver certificates representing the Sale Shares, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Sale Shares shall be free and clear of any liens, claims, options, charges, encumbrances or rights ("Liens") (other than those arising

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hereunder and those attributable to actions by the purchasers) and the
Transferring Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Sale Shares. The Company shall deliver the purchase price in full at any closing of the Sale Shares purchased by it which purchase price shall include immediately available funds for any cash portion thereof. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. If it is inconvenient for the Transferring Stockholder to conduct a physical closing at the offices of the Company, the closing may be conducted by mail or messenger service if such a procedure is feasible, so long as all documentation is provided to the Company in accordance with the requirements of this Section 2.3 at the address of its principal executive office in advance of the payment by the Company of the purchase price.

     2.4 Sale to a Third Party Purchaser. Unless the Company elects to purchase the Sale Shares under Section 2.2, the Transferring Stockholder may, subject to the SGCP Transfer Consent and Section 2.5, if applicable, sell the Sale Shares (the "Third Party Sale Shares") to a third party purchaser (a "Third Party Purchaser") on terms and conditions no less favorable to the Transferring Stockholder than those set forth in the TS Notice and at a purchase price per share no less than the Offer Price; provided, however, that such sale is bona fide and made pursuant to a contract entered into within 30 days of the earlier to occur of (a) the waiver by the Company of its option to purchase the Third Party Sale Shares and (b) the expiration of the Option Period (for purposes of this Section 2.4, the earlier of such dates being referred to herein as the "Contract Date"). If such sale is not consummated within 90 days of the Contract Date for any reason, then the restrictions provided for herein shall again become effective, and no transfer of such Third Party Sale Shares may be made thereafter by the Transferring Stockholder without again offering the same to the Company in accordance with this Article II.

     2.5 Right to Participate in Transfers by the Founder. Subject to the SGCP Transfer Consent, in the event the Founder desires to effect a Shares Transfer, other than a Permitted Transfer or a Shares Transfer contemplated by Section 2.8(b), then, upon receipt of the TS Notice specified in Section 2.1, each other Stockholder shall have the right (by written notice to the Founder and the Company to be sent within 15 days after such Stockholder receives the TS Notice) to require the Founder to cause to be purchased from such Stockholder the number of shares of Common Stock then held by such Stockholder (or, if such Stockholder is an Investor, the number of shares of Common Stock issued or issuable upon conversion of shares of Series A Preferred Stock then held by such Investor) that equals (x) the number of Sale Shares that the Founder proposes to transfer, multiplied by (y) the percentage determined by dividing (i) the number of shares of Common Stock or Series A Preferred Stock then held by the Stockholder by (ii) the sum of the number of shares of Series A Preferred Stock and Common Stock then held by all of the Stockholders, including the Founder. For purposes of this Section 2.5, the Series A Preferred Stock shall be treated as if it had been converted into the number of shares of Common Stock then issuable upon such conversion.


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     2.6 Take Along Right. Except in the case of a transfer effected pursuant to
Section 2.8(b) and subject to the SGCP Transfer Consent, in the event the Transferring Stockholder is the Founder and he owns greater than 40% of the outstanding Common Stock, and he desires to effect a Shares Transfer of all, but not less than all, of the shares of Common Stock then owned by him, other than a Permitted Transfer or a transaction with a party affiliated or related with the Founder, the terms of which transaction are not otherwise consistent with an arm's length unrelated party transaction, then, upon receipt of the TS Notice specified in Section 2.1, all Stockholders shall be required to sell all of the shares of capital stock of the Company then owned by such Stockholder to the party purchasing the Common Stock of the Founder.

     2.7 Terms of Purchase. The purchase from the Stockholders pursuant to Sections 2.5 and 2.6 shall be on the same terms and conditions, including per Share price and date of Shares Transfer, as are received by the Transferring Stockholder and stated in the TS Notice provided to the Stockholders; provided, however, that in the event that the Founder receives a compensation arrangement in connection with a transaction contemplated in Section 2.6 that is substantially excessive, such amount of compensation as is substantially excessive shall be deemed to be part of the purchase price for the Shares transferred by the Founder and shall be taken into account for purposes of determining the purchase price to be paid to the Class B Common Stockholders for the Shares being transferred by them in accordance with the terms of Section 2.6; and provided further that, in all events, the Sale Shares (and any Shares sold by Stockholders in accordance with Sections 2.5 and 2.6 above) shall continue to be subject to the terms of this Agreement and any such transferee shall agree in writing to be bound by the obligations imposed upon Stockholders under this Agreement as if such transferee were originally a signatory to this Agreement.

     2.8 Special Rights Between the Founder and RH.

          (a) Special Rights of First Offer. In the event that either the Founder or RH (in either case, the "Proposing Seller") intends to attempt to effect a Shares Transfer of 90% or more of the Shares held by he or it (the "Subject Shares"), other than a Permitted Transfer, then he or it shall promptly provide notice of such intent to the other (the "First Offer Notice"). Within 10 days after receipt of the First Offer Notice from the Proposing Seller of his or its intent to effect a Share Transfer, the Founder or RH (whichever is not the Proposing Seller (the "Special Optionee")), shall have the right to designate a per share dollar price at which such Special Optionee would be willing to purchase the Proposing Seller's Shares or to sell to the Proposing Seller all of the Shares held by he or it (the "Binding Sale Price"). The Proposing Seller shall then have five days to notify the Special Optionee of his or its intention to (i) sell the Subject Shares to the Special Optionee at the Binding Sale Price or (ii) purchase all of the Shares held by the Special Optionee at the Binding Sale Price (in either case, the "Purchase Sale Election"). The Purchase Sale Election shall be binding on both parties and shall be consummated within 30

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               days of the First Offer Notice. In the event the Special Optionee does not provide the Proposing Seller with a Binding Sale Price within the above 10-day period, then the Proposing Seller may proceed with a Share Transfer of the Subject Shares and, if requested by the Proposing Seller, the Special Optionee shall be required to sell all of the Shares owned by he or it to the party purchasing from the Proposing Seller at the per share price to be received by the Proposing Seller for the Subject Shares.

          (b) Special Buy/Sell Rights. In the event that the Founder's employment by the Company shall terminate for any reason involving any criminal act or gross dereliction of duty to the Company, RH may give notice to the Founder of a price per share (the "Proposed Price") at which it is willing to sell to the Founder all of the Shares then owned by RH, which Proposed Price shall also be deemed to be the price per share at which RH is prepared to purchase all of the Shares then owned by the Founder. Within 15 days of the Founder's receipt of such notice the Founder shall notify RH of his intention to sell all of his Shares to RH or to buy all of RH's Shares, in either case at the Proposed Price. Failure to give such notice shall give RH the right during the ensuing three days to elect to be the seller or the purchaser at the Proposed Price. If RH is the purchaser, RH shall purchase all of the Founder's Shares for cash and shall consummate the transaction within 30 days after its election to purchase the Founder's Shares. In the event that the Founder is the purchaser, he shall be required to consummate the purchase of RH's Shares within nine months. If the party having the right to purchase Shares of the other pursuant to this Section 2.8(b) fails to complete the transaction within the allotted time period, the other party shall have the option, exercisable in lieu of any other rights it may then have, to deliver, within 10 days after such failure, a notice to purchase pursuant to which it may purchase the Shares of the other as if it were the original purchaser.

         2.9 Transfers Void. Any attempted Shares Transfer by the Stockholders in violation of the terms of this Article II shall be ineffective to vest in any transferee any interest held by the Transferring Stockholder in the Shares. Without limiting the foregoing, any purported Shares Transfer in violation hereof shall be ineffective as against the Company or the other Stockholders, as applicable, and the Company or such other Stockholders, as applicable, shall have a continuing right and option (but not an obligation), until the restrictions contained in this Article II terminate, to purchase the Shares purported to be transferred by the Transferring Stockholders for a price and on terms the same as those at which the purported Shares Transfer was effected.

         2.10 Termination of Restrictions. The rights and obligations in this
Article II shall terminate upon the closing of an IPO; provided, that if the IPO is not a Qualified IPO, and if requested by the Investors, the Founder agrees to enter into an agreement to preserve the rights

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of the Investors in regard to the Founder and Share Transfers by the Founder as are currently contemplated by this Article II.

                                   ARTICLE III

                                PREEMPTIVE RIGHTS

         3.1 Preemptive Right. Subject to the terms and conditions specified in this Article III, the Company hereby grants to each Stockholder who holds Class B Common Stock (a "Class B Stockholder"), RH and the Investors a preemptive right with respect to future sales by the Company of its Shares or securities convertible into or exercisable for any Shares (collectively, "Company Securities"). For purposes of this Section, "Investor" includes transferees of any Investor and any general partners, members and/or affiliates of an Investor. For purposes of this Article III, "Class B Stockholder" shall only include the Management Stockholders and the Converting LLC Holders and their respective permitted transferees. An Investor shall be entitled to apportion the preemptive right hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

         Each time the Company proposes to issue or sell any Company Securities (a "Company Offering"), the Company shall permit each Investor, RH and each Class B Stockholder to exercise preemptive rights in accordance with the following provisions:

         (a) The Company shall deliver written notice (the "Sale Notice") to each Investor, RH and Class B Stockholder stating (i) the class, series and number of Company Securities proposed to be sold by the Company, (ii) the proposed price and terms upon which it is selling such Company Securities and
(iii) the Company's determination of the number of shares of Company Securities which may be purchased by such Investor, RH and Class B Stockholder if it chooses to exercise its rights under this Section 3.1. Notwithstanding the class of Company Securities proposed to be issued, it is understood and agreed that
(i) in the event that RH exercises its rights under this Section 3.1, it will be purchasing Class A Common Stock, (ii) in the event that any Class B Stockholder exercises its rights under this Section 3.1, it will be purchasing Class B Common Stock and, (iii) in the event that any Investor exercises its rights under this Section 3.1, it will be purchasing Series A Preferred Stock if that is the security being offered in the Company Offering and Class A Common Stock in all other cases.

         (b) Within 15 days (or five business days in the case of the Investors pursuant to a Business Issuance as defined in Section 3.1(d)(iii) below) after receipt of the Sale Notice, each Investor, RH and Class B Stockholder may, by giving notice thereof to the Company (a "Preemptive Notice"), elect to purchase, at the price paid by the purchaser in the Company Offering and on the terms of the Company Offering, up to that Investor's Proportional Number of shares of Company Securities. As used herein, the term "Proportional Number" shall mean
(i) the total number of shares of Company Securities being issued or sold by the Company in the Company Offering multiplied by (ii) a fraction, the numerator of which shall be the number of shares of Common Stock then issued and held, or issuable upon conversion of the Series A Preferred Stock, Class A Common Stock or Class B Common Stock then held, by such Investor, RH or Class B Stockholder, as the case may be, and the denominator of which shall be the total number of

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shares of Common Stock of the Company (assuming full conversion and exercise of all securities convertible or exercisable for shares of Common Stock) held by all the Company's Stockholders immediately prior to the Company Offering.

         (c) The closing of the purchases of any shares of Company Securities with respect to which the Investors, RH or Class B Stockholders have given a Preemptive Notice shall be held at the principal executive office of the Company on the 30th day after the giving by the Company of the Sale Notice contemplated by Section 3.1(a), or at such other time and place as the parties to the transaction may agree. At such closing, the Company shall deliver certificates representing the Company Securities to be sold to the Stockholders. Each Investor, RH and Class B Stockholder shall deliver at the closing payment of the purchase price in full in immediately available funds or by certified bank check for the Company Securities purchased by him or it pursuant to this Section 3.1. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. If it is inconvenient for any Stockholder to conduct a physical closing at the offices of the Company, the closing may be conducted by mail or messenger service if such a procedure is feasible, so long as payment for the shares of Company Securities is made to the Company in accordance with the requirements of this Section 3.1(c) at the address of its principal executive office in advance of the delivery by the Company of the Company Securities required to be delivered by it hereunder.

         (d) Notwithstanding anything to the contrary contained herein, the preemptive rights contained in this Article III shall not be applicable to (i) the issuance by the Company of options to employees, directors or unaffiliated consultants (or to the exercise of such options) pursuant to option plans adopted by the Board of Directors; (ii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities; (iii) in the case of the Stockholders except for the Investors, the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise (a "Business Issuance"); (iv) the issuance by the Company of up to an aggregate of $30,000,000 of the Series A Preferred Stock to third party investors within 320 days of the date of this Agreement; and (v) the issuance of securities pursuant to an IPO.

         3.2 Termination of Rights. Except in the case of rights and obligations that have been exercised but not been fulfilled, the rights and obligations of the Company and Stockholders set forth in this Article III shall terminate upon the closing of an IPO; provided, that if the IPO is not a Qualified IPO, and if requested by the Investors, the Company agrees to enter into an agreement to preserve the rights of the Investors as are currently contemplated in this
Article III.



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                                   ARTICLE IV

             CALL AND PUT RIGHTS APPLICABLE TO CLASS B COMMON STOCK

         4.1 Company Call Rights. In the event that a Class B Stockholder who is an employee, consultant or member of the Board of Directors of the Company, ceases to hold such position with the Company or a subsidiary or affiliate thereof (whether due to cause, without cause or for any other reason), the Company may, by written notice (the "Call Notice") to such Class B Stockholder delivered (i) prior to the expiration of 30 days after such Class B Stockholder ceases to be an employee, consultant or member of the Board of Directors of the Company or a subsidiary or affiliate of the Company (the "Termination Date") or
(ii) prior to the expiration of 30 days after each annual anniversary of the Termination Date, require such Class B Stockholder to sell to the Company all (but not less than all) of the shares of Class B Common Stock held by such Stockholder at a price per share equal to the Agreed Value thereof (as hereinafter defined). The purchase and sale of shares of Class B Common Stock pursuant to this Section 4.1 shall take place at the time, date and location, and in the manner, specified in Section 4.4 hereof. If (i) a Management Stockholder ceases to be an employee or consultant of the Company or an affiliate or subsidiary thereof, and he or she was not terminated for "cause" (as such term is defined in the "Glossary of Terms" adopted by the Company from time to time), (ii) the Company has exercised its right to purchase such Management Stockholder's Class B Common Stock pursuant to this Section 4.1 (the "Purchase Transaction") and (iii) within twelve months after the closing of the Purchase Transaction the Founder enters into a transaction (the "Sale Transaction") which, but for such purchase, would have entitled such Management Stockholder to exercise its right pursuant to Section 2.5, the Founder shall pay to such Management Stockholder, upon the closing of the Sale Transaction, as additional consideration for each share of Class B Common Stock purchased in the Purchase Transaction, an amount equal to the per share sale price in the Sale Transaction, minus the per share purchase price in the Purchase Transaction, multiplied by the number of shares which such Management Stockholder would have been entitled to sell upon exercise of such rights under Section 2.5. In no event shall this Section 4.1 apply to the Converting LLC Holders.

         4.2 Class B Stockholder Put Rights. At any time after the earlier of
(i) the redemption of at least one-half of the outstanding shares of Series A Preferred Stock, (ii) the expiration of five years from (a) the first issuance of any shares of Series A Preferred Stock or (b) if the Series A Preferred Stock is not issued within 320 days from the date of this Agreement, then from the first issuance of any shares of Class B Common Stock (or any options in respect of shares of Class B Common Stock) to any Class B Stockholder, any Class B Stockholder may, by written notice to the Company, require the Company to purchase all or a portion (but if less than all, in no event less than an amount of shares of the capital stock of the Company having an aggregate value of $20,000) of the shares of Class B Common Stock held by such Class B Stockholder at a price per share equal to the Agreed Value thereof. The rights provided for in this Section 4.2 may be exercised by any one Class B Stockholder no more frequently then twice during any 12 month period. Notwithstanding anything contained herein to the contrary, the rights of the Class B

Stockholders to require the Company to purchase their shares of Class B Common Stock shall, in all cases, be subject to the prior rights of the holders of Series A Preferred Stock to require the Company to redeem all or a portion of such Series A Preferred Stock. In the event the Company receives notice from a Class B Stockholder (a "Put Notice") in accordance with this Section 4.2, it shall, within 10 days thereof, give notice to the holders of the Series A Preferred Stock of a request by a Class B Stockholder for the purchase by the Company of its Class B Common Stock hereunder. The holders of the Series A Preferred Stock will then have 30 days to give notice to the Company (a "Redemption Notice") requiring the Company to redeem all or a portion of their Series A Preferred Stock in accordance with the terms thereof. If, within 20 days of its receipt of the Redemption Notice, the Company fails to redeem all of the shares of Series A Preferred Stock with respect to which the Redemption Notice applies, the Company shall not be obligated to effect any repurchase of Class B Common Stock pursuant to the requirements of this Section 4.2, until it effects the redemption of all shares of Series A Preferred Stock that are the subject of the Redemption Notice. The purchase and sale of shares of Class B Common Stock pursuant to this Section 4.2 shall take place at the time, date and location, and in the manner, specified in Section 4.4 hereof.

         4.3 Determination of Agreed Value. The price which shall be paid for each share of Class B Common Stock purchased by the Company pursuant to Sections
4.1 and 4.2 shall be the "Agreed Value" per share of Class B Common Stock. For purposes of this Agreement, the "Agreed Value" per share of Class B Common Stock of the Company shall initially be $6.25 and shall be adjusted from time to time as of the date that the applicable Put Notice or Call Notice, as applicable, is given, by the unanimous determination of a committee (the "Valuation Committee") which shall be composed of three members. In no event will the Valuation Committee establish an Agreed Value for the Class B Common Stock that is less than the Agreed Value for the Class A Common Stock. Notwithstanding the foregoing, if a determination of Agreed Value has been made by an independent appraiser within one year of the relevant Put or Call Notice and there has not been a material change in the financial condition of the Company since such determination, the Valuation Committee shall rely on such prior appraisal to establish the Agreed Value. One member of the Valuation Committee shall be nominated by the Founder, one member shall be nominated by the Management Stockholders and one member shall be the observer elected by the Converting LLC Holders pursuant to Section 1.4. The Valuation Committee will meet to establish the Agreed Value (i) on August 14th and each anniversary thereof during the term of this Agreement and (ii) if the shares subject to a Put Notice have an aggregate value of at least $200,000 (based upon the last Agreed Value) and the Company shall have had a material change in value or have engaged in a material transaction (for purposes of this Section 4.3 a material transaction shall be a transaction which the Company would report in the notes to its financial statements or in a registration statement or report filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended), then the Valuation Committee shall meet and shall determine, if necessary, a new Agreed Value for purchases and sales of the Class B Common Stock (the revised Agreed Value pursuant to subpart (ii) of this sentence, the "Revised Value"). If the Valuation Committee is unable to agree on the Agreed Value within 10 days, the Valuation Committee shall, within five days of such failure, appoint an independent third party appraiser acceptable to all the members of the Valuation Committee. The appraiser so appointed shall be experienced in the valuation of corporations engaged in the business conducted by the Company or similar businesses. The appraiser shall be instructed to render its determination as soon as possible after its appointment. The determination of the appraiser shall be final and binding on the Valuation Committee. If the applicable Class B Stockholder is not in agreement with the Agreed Value determined by the Valuation Committee in accordance with the procedures set forth above, such Class B Stockholder and the Valuation Committee shall jointly appoint an independent appraiser with the qualifications described above, whose determination shall be final and binding upon the Company and such Class B Stockholder. If such Class B Stockholder and the Company are unable to agree on the selection of an appraiser, the issue of determining the Agreed Value shall be submitted to arbitration by arbitrators who shall be selected, and who shall arbitrate, in accordance with the rules of the American Arbitration Association. Either the Class B Stockholder or the Company may submit the final arbitration award to the New York State Supreme Court, New York County, for confirmation. No appeal shall be taken from any order confirming such award. The cost of any appraisal conducted by an appraiser appointed by the selling Class B Stockholder and the Company shall be borne by the Company, unless the appraiser shall determine that the fair market value is less than 90% of the value asserted by the Company, in which case the cost of such appraisal shall be borne by the Class B Stockholder. Costs of any arbitration shall be borne equally by the parties thereto; provided, that each party shall be solely responsible for the payment of the fees and disbursements of its counsel. The time periods set forth in Section 4.4 for effecting the purchases of the Shares by the Company pursuant to Sections 4.1 and 4.2 shall be temporarily suspended for the duration of the period required for the final determination to be made, whether by appraiser or arbitration.

         4.4 Procedures Governing Purchases and Sales Pursuant to this Section. If the Valuation Committee determines a Revised Value, and any Class B Stockholder who has tendered a Put Notice disagrees with the Revised Value, such Class B Stockholder may, within 3 days of its receipt of notice of the Revised Value, withdraw their Put Notice. The closing of the purchases and sales of the Class B Common Stock in accordance with Sections 4.1 and 4.2 shall be held at the principal executive office of the Company, on the 15th day after the giving by the Company of the notice contemplated by Section 4.1 or (subject to the provisions of Section 4.2 applicable to redemption of Series A Preferred Stock) the 30th day after the receipt by the Company of the Put Notice contemplated by
Section 4.2, or at such other time and place as the parties to the transaction may agree. At such closing, the applicable Class B Stockholder shall deliver certificates representing the subject Shares, duly endorsed for transfer and accompanied by all requisite transfer taxes, if any, and such Shares shall be free and clear of any Liens (other than those arising hereunder and those attributable to actions by the purchasers) and the applicable Class B Stockholder shall so represent and warrant, and shall further represent and warrant that it is the sole beneficial and record owner of such Shares. The Company shall deliver at the closing either (i) payment of the purchase price in full in immediately available funds for the Shares purchased by it or (ii) payment of no less than 25% of the purchase price in immediately available funds and delivery of a promissory in the amount of the remainder of the purchase price. Any such promissory note shall be secured by the Shares (which Shares shall be incrementally released from pledge as the promissory note is paid), shall initially bear interest equal to the prime rate plus one percent as published in The Wall Street Journal, New York Edition, at time of issuance (which interest shall be adjusted on each anniversary of the date of issuance to reflect the prime rate plus one percent at such anniversary and which interest shall accrue and be payable on each June 1 and January 1 until paid in full), shall have a term no longer than 3 years and shall have principal due in three equal annual installments. At such closing, all of the parties to the transaction shall execute such additional documents as are otherwise necessary or appropriate. If it is inconvenient for the applicable Class B Stockholder to conduct a physical closing at the offices of the Company, the closing may be conducted by mail or messenger service if such a procedure is feasible, so long as all documentation is provided to the Company in accordance with the requirements of this Section 4.4 at the address of its principal executive office in advance of the payment by the Company of the purchase price.

         4.5 Termination of Provisions. The provisions of this Article IV shall terminate upon the closing of an IPO.


                                    ARTICLE V

                             MANAGEMENT AND CONTROL

         5.1 General. The business and affairs of the Company shall be managed, controlled and operated in accordance with its Certificate of Incorporation and By-laws, as the same may be amended from time to time, except that neither the Certificate of Incorporation nor the By-laws shall be amended in any manner that would conflict with, or be inconsistent with, the provisions of this Agreement.

         5.2 Disability of Founder. In the event that the Founder is disabled during his tenure as Chief Executive Officer of the Company, which disability results in his failure to perform the duties of such position for a consecutive 90-day period, on the business day following such 90-day period the Company's Board of Directors shall appoint a successor as Chief Executive Officer.

         5.3 The rights and obligations set forth in this Article V shall terminate upon the closing of an IPO.

                                   ARTICLE VI

                               REGISTRATION RIGHTS

         6.1 Definitions. As used in this Article VI, the following terms shall have the following meanings:

         (a) "Commission" shall mean the Securities and Exchange Commission, or any other federal agency at the time administering the Securities Act.

         (b) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         (c) "Holder" shall mean any holder of outstanding Registrable Securities or anyone who holds outstanding Registrable Securities to whom the registration rights conferred by this Agreement have been transferred in compliance with this Agreement.

         (d) "Register," "registered" and "registration" shall refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of the effectiveness of such registration statement, and compliance with applicable state securities laws of such states in which Holders notify the Company of their intention to offer Registrable Securities.

         (e) "Registrable Securities" shall mean all of the following to the extent the same have not been sold to the public (i) any and all shares of Common Stock of the Company at any time owned by the Founder, RH, the Management Stockholders and the Converting LLC Holders; or (ii) stock issued in respect of stock referred to in (i) above in any reorganization or stock issued in respect of the stock referred to in (i) as a result of a stock split, stock dividend, recapitalization or combination. Notwithstanding the foregoing, Registrable Securities shall not include otherwise Registrable Securities (i) sold by a person in a transaction in which his rights under this Agreement are not properly assigned; (ii) (A) sold to or through a broker or dealer or underwriter in a public distribution or a public securities transaction or (B) sold in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions, and restrictive legends with respect thereto, if any, are removed upon the consummation of such sale; or (iii) if they are held by a Holder who can sell all Registrable Securities held by such holder in any three-month period without registration pursuant to Rule 144.

         (f) "Rule 144" shall mean Rule 144 under the Securities Act or any successor or similar rule as may be enacted by the Commission from time to time, but shall not include Rule 144A.

         (g) "Securities Act" shall mean the Securities Act of 1933, as amended, or any similar federal statute and the rules and regulations thereunder, all as the same shall be in effect at the time.

         6.2  Piggyback Registration.

         (a) If at any time or from time to time, the Company shall determine to register any of its securities for its own account, other than an IPO, a registration relating solely to employee benefit plans, a registration on Form S-4 (or a successor form) or otherwise relating solely to a transaction pursuant to Rule 145 under the Securities Act, or a transaction relating solely to the sale of debt or convertible debt instruments or a registration on any form (other than Form S-1, S-2 or S-3, or their successor forms) which does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, the Company will:

             i. give to each Holder written notice thereof as soon as practicable prior to filing the registration statement; and

             ii. include in such registration and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 15 days after receipt of such written notice from the Company, by any Holder or Holders, except as set forth in subsection (b) below.

         (b) If the registration is for a registered public offering involving an underwriting, the Company shall so advise the Holders as a part of the written notice given pursuant to this Section 6.2. In such event, the right of any Holder to registration pursuant to Section 6.2 shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company and the other holders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by the Company. Notwithstanding any other provision of this Section 6.2, if the managing underwriter advises the Company in writing that marketing factors require a limitation of the number of shares to be underwritten, the managing underwriter may limit the number of Registrable Securities to be included in the registration and underwriting to an amount that is not less than 25% of all the securities included in such registration. The Company shall so advise all Holders, and the number of shares of Registrable Securities that may be included in the registration and underwriting shall be allocated pro rata among (i) all Holders in proportion, as nearly as practicable, to the respective amounts of Registrable Securities requested to be registered by such Holders and
(ii) the holders of piggyback registration rights not contained in this Agreement. If any Holder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the managing underwriter. If, by the withdrawal of such Registrable Securities, a greater number of Registrable Securities held by other Holders may be included in such registration (up to the limit imposed by the underwriters), the Company shall offer to all Holders who have included Registrable Securities in the registration the right to include additional Registrable Securities. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from such registration.

         (c) The registration rights granted to the Holders under this Section
6.2 shall be exercisable only with respect to the first registration of its securities initiated by the Company after its Qualified IPO, unless Registrable Securities are excluded from such registration as a result of the underwriters' cutback referred to in Section 6.2 (b), in which case any Registrable Securities so excluded shall be entitled to one additional Piggyback Registration on the terms set forth in this Article VI.

         6.3 Expenses of Registration. In addition to the fees and expenses contemplated by Section 6.4 hereof, all expenses incurred in connection with registrations pursuant to Section 6.2, hereof, including without limitation all registration, filing and qualification fees, printing expenses, fees and disbursements of counsel for the Company and expenses of any special audits of the Company's financial statements incidental to or required by such registration, shall be borne by the Company, except that the Company shall not be required to pay underwriters' fees, discounts or commissions relating to Registrable Securities or fees of a separate legal counsel of a Holder.

         6.4 Registration Procedures. In the case of each registration effected by the Company pursuant to this Agreement, the Company will keep each Holder participating therein advised in writing as to the initiation of each registration and as to the completion thereof. At its expense the Company will:

         (a) keep such registration continuously effective for periods of 120 days, or, in each case, such lesser period as is necessary to permit the Holder or Holders to complete the distribution described in the registration statement relating thereto, whichever first occurs;

         (b) promptly prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act, and to keep such registration statement effective for that period of time specified in Subsection 6.4(a) above;

         (c) furnish such number of prospectuses and other documents incident thereto as a Holder from time to time may reasonably request;

         (d) use reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction, at the earliest possible moment;

         (e) register or qualify such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as any Holder or underwriter reasonably requires (except that the Company shall not be required to register or qualify such Registrable Securities for sale in any particular jurisdiction in which the Company would be required to execute a general consent to service of process in effecting such registration or qualification), and keep such registration or qualification effective during the period set forth in Subsection 6.4(a) above;

         (f) cause all Registrable Securities covered by such registrations to be listed on each securities exchange, including NASDAQ, on which similar securities issued by the Company are then listed or, if no such listing exists, use reasonable best efforts to list all Registrable Securities on one of the New York Stock Exchange, the American Stock Exchange or NASDAQ;

         (g) cause its accountants to issue to the underwriter, if any, or the Holders, if there is no underwriter, comfort letters and updates thereof, in customary form and covering matters of the type customarily covered in such letters with respect to underwritten offerings;

         (h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split or a combination of shares);

         (i) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, such financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply such information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement;

         (j) if the offering is underwritten, at the request of any Holder of Registrable Securities to furnish on the date that Registrable Securities are delivered to the underwriters for sale pursuant to such registration: (i) an opinion dated such date of counsel representing the Company for the purposes of such registration, addressed to the underwriters and to such Holder, stating that such registration statement has become effective under the Securities Act and that (A) to the best knowledge of such counsel, no stop order suspending the effectiveness thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act, (B) the registration statement, the related prospectus and each amendment or supplement thereof comply as to form in all material respects with the requirements of the Securities Act (except that such counsel need not express any opinion as to financial statements or other financial data contained therein) and (C) to such other effects as reasonably may be requested by counsel for the underwriters or by such Holder or its counsel and (ii) a letter dated such date from the independent public accountants retained by the

Company, addressed to the underwriters and to such seller, stating that they are independent public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements of the Company included in the registration statement or the prospectus, or any amendment or supplement thereof, comply as to form in all material respects with the applicable accounting requirements of the Securities Act, and such letter shall additionally cover such other financial matters (including information as to the period ending no more than five business days prior to the date of such letter) with respect to such registration as such underwriters reasonably may request; and

         (k) notify each Holder, at any time a prospectus covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         6.5  Indemnification.

         (a) In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to Section 6.2, the Company will indemnify, defend and hold harmless each Holder of such Registrable Securities thereunder, each underwriter of such Registrable Securities thereunder and each other person, if any, who controls such Holder or underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which such Holder, underwriter or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Company of any rule or regulation promulgated under the Securities Act or any state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, and will indemnify each such Holder, each of its officers, directors and partners, and each person controlling such Holder, each such underwriter and each person who controls any such underwriter, for any reasonable legal and any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, provided that the Company will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to the Company by an instrument duly executed by such Holder or underwriter specifically for use therein; provided, further, that the Company shall not be liable if any such omission or statement of material fact is corrected in a later prospectus that was provided to the Investors in a timely manner by the Company and the Investors did not deliver such updated prospectus.

         (b) Each Holder will, if Registrable Securities held by or issuable to such Holder are included in the securities as to which such registration is being effected, indemnify and hold harmless the Company, each of its directors and officers, each underwriter, if any, of the Company's securities covered by such a registration statement, each person who controls the Company and each underwriter within the meaning of the Securities Act, and each other such Holder, each of its officers, directors and partners and each person controlling such Holder, against all claims, losses, expenses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse the Company, such Holders, such directors, officers, partners, persons or underwriters for any reasonable legal or any other expenses incurred in connection with investigating, defending or settling any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by such Holder specifically for use therein; provided, however, the total amount for which any Holder, its officers, directors and partners, and any person controlling such Holder, shall be liable under this Section 6.5 shall not in any event exceed the aggregate proceeds received by such Holder from the sale of Registrable Securities sold by such Holder in such registration.

         (c) Each party entitled to indemnification under this Section 6.5 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has written notice of any claims as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations hereunder, unless such failure resulted in actual detriment to the Indemnifying Party. Additionally, if the named parties to any action resulting from such claims include both the Indemnified Party and the Indemnifying Party, and the Indemnified Party is advised in writing by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Indemnifying Party, then the Indemnified Party (or parties if more than one) shall have the right to appoint one counsel for purposes of such defense whose reasonable fees and expenses shall be paid by the Company. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or litigation.

         (d) Notwithstanding the foregoing, to the extent that the provisions on indemnification contained in the underwriting agreements entered into among the selling Holders, the Company and the underwriters in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling as to the Registrable Securities included in the public offering; provided, however, that if, as a result of this Subsection 6.5(d), any Holder, its officers, directors, and partners and any person controlling such Holder is held liable for an amount which exceeds the aggregate proceeds received by such Holder from the sale of Registrable Securities included in a registration, as provided in Subsection 6.5(b) above, pursuant to such underwriting agreement (the "Excess Liability"), the Company shall reimburse any such Holder for such Excess Liability.

         (e) If the indemnification provided for in this Section 6.5 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relevant fault of the indemnifying party and the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. Notwithstanding the foregoing, the amount any Holder shall be obligated to contribute pursuant to this Subsection 6.5(e) shall be limited to an amount equal to the proceeds to such Holder of the Restricted Securities sold pursuant to the registration statement which gives rise to such obligation to contribute (less the aggregate amount of any damages which the Holder has otherwise been required to pay in respect of such loss, claim, damage, liability or action or any substantially similar loss, claim, damage, liability or action arising from the sale of such Restricted Securities).

         (f) Survival of Indemnity. The indemnification provided by this Section
6.5 shall be a continuing right to indemnification and shall survive the registration and sale of any securities by any person entitled to indemnification hereunder and the expiration or termination of this Agreement.

         6.6 Lockup Agreement. In consideration for the Company agreeing to its obligations under this Agreement, each Holder agrees in connection with any registration of the Company's securities (whether or not such Holder is participating in such registration) upon the request of the Company and the underwriters managing any underwritten offering of the Company's securities, not to sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registrable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 180 days in the case of the Company's initial public offering and 90 days in any other public offering) from the effective date of such registration as the Company and the underwriters may specify, so long as all Holders or stockholders holding more than one percent (1%) of the outstanding common stock and all officers and directors of the Company are, and continue to be, bound by a comparable obligation.

         6.7 Rule 144. With a view to making available to Holders of Registrable Securities the benefits of certain rules and regulations of the Commission which may permit the sale of the Registrable Securities to the public without registration, the Company agrees at all times after ninety (90) days after the effective date of the first registration filed by the Company for an offering of its securities to the general public to:

         (a) make and keep public information available, as those terms are understood and defined in Rule 144; and

         (b) use its reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act.

         6.8 Transfer of Registration Rights. The rights to cause the Company to register Registrable Securities of a Holder and other rights under this Article VI may be assigned by a Holder to any partner or stockholder of such Holder, to any other Holder, or to a transferee or assignee who receives at least 50,000 shares of Registrable Securities (as adjusted for any stock split, stock dividend or recapitalization after the date of the first issuance of the Series A Preferred Stock); provided, that the Company is given written notice by the Holder at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

         6.9 Other Registration Rights. The Company will not grant additional registration rights to the Founder without granting similar rights to the Holders. The Stockholders understand and agree that the Investors shall have registration rights set forth in an agreement separate from this Agreement.

                                   ARTICLE VII

                                  MISCELLANEOUS

         7.1 Information Rights. For so long as the Company is not subject to the periodic reporting requirements of Section 12 of the Exchange Act (or in the case of the Investors, until a Qualified IPO, if later), the Stockholders, as set forth below, shall have the right to receive the information stated in this
Section 7.1 from the Company:

         (a)  Periodic Financial and Other Information.

                  (i) within 90 days after the end of each fiscal year of the Company, commencing with the year ending December 31, 2000; the Company will provide each Stockholder with audited financial statements of the Company for such fiscal year, consisting of an income statement, balance sheet and statement of changes in financial position, and prepared in accordance with generally accepted accounting principles consistently applied ("GAAP"); and

                  (ii) within 30 days after the end of each quarterly accounting period of each fiscal year of the Company, commencing with the quarter ending March 31, 2000, the Company will provide each Stockholder with an unaudited income statement, balance sheet and statement of cash flow, prepared in accordance with GAAP, but without any requirement to include notes thereto;

         (b) Additional Information. The Company will permit each Stockholder or any representative of such Stockholder to visit and inspect the Company's premises and properties, including its books and records of account, from time to time, and to discuss the Company's business, finances and accounts with the Company's officers at reasonable times during the Company's regular business hours, upon reasonable advance written notice to the Company and in a manner that will not unreasonably interfere with the normal business operations of the Company, provided, that access by any Converting LLC Holder to any of the items referred to above shall be subject to the same restrictions that may be imposed upon the observer elected by the Converting LLC Holders in accordance with
Section 1.4; and

         7.2 Transfer of Stock. Except as otherwise expressly provided by this Agreement, each Stockholder agrees not to transfer any of his or its shares of capital stock of the Company unless the transferee agrees in writing to be bound by the terms and conditions of this Agreement and executes a counterpart of this Agreement, and unless such Stockholder has complied with applicable law and all provisions of this Agreement in connection with such transfer.

         7.3 Duration of Agreement. Except for those provisions that, by their terms, terminate sooner, the rights and obligations of the Company and each Stockholder under this Agreement shall terminate as to such Stockholder on the earliest to occur of the following: (a) the transfer in accordance with this Agreement of all Shares held by such Stockholder or (b) upon the written consent of the Company, RH, Stockholders holding at least a majority of the Class A Common Stock, Stockholders holding at least 75% of the Class B Common Stock and Stockholders holding at least a majority of the Series A Preferred Stock.

         7.4 Legend. In addition to any legends which the Company determines to be reasonably necessary at the time of issuance to comply with restrictions or requirements imposed by Federal or state securities laws or by General Corporation Law of the State of Delaware, each certificate representing shares of Series A Preferred Stock and Common Stock shall bear the following legend, until such time as the shares of Series A Preferred Stock and Common Stock represented thereby are no longer subject to the provisions hereof:

          "THE SHARES EVIDENCED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN STOCKHOLDERS AGREEMENT WHICH INCLUDES A VOTING AGREEMENT. COPIES OF THE STOCKHOLDERS AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE COMPANY'S SECRETARY."

         7.5 Severability; Governing Law. If any provisions of this Agreement shall be determined to be illegal or unenforceable by any court of law, the remaining provisions shall be severable and enforceable in accordance with their terms. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York.

         7.6 Injunctive Relief. It is acknowledged that it will be impossible to measure the damages that would be suffered by the nonbreaching party if any party fails to comply with the provisions of this Agreement and that in the event of any such failure, the nonbreaching parties will not have an adequate remedy at law. The non-breaching parties shall, therefore, be entitled to obtain specific performance of the breaching party's obligations hereunder and to obtain immediate injunctive relief. The breaching party shall not urge, as a defense to any proceeding for such specific performance or injunctive relief, that the nonbreaching parties have an adequate remedy at law. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

         7.7 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assignees, legal representatives and heirs. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. The administrator, executor or legal representative of any deceased or incapacitated Stockholder shall have the right to execute and deliver all documents and perform all acts necessary to exercise and perform the rights and obligations of such Stockholder under the terms of this Agreement.

         7.8 Additional Stockholders. Until the effective date of the registration statement in respect of an IPO at which time the terms of this
Section 7.8 shall terminate, prior to being issued Shares, all future stockholders of the Company during the term of this Agreement shall agree to be Additional Stockholders and to be bound by the terms and provisions of this Agreement, including, without limitation, those who obtain Shares through the exercise of the options described in Section 3.1(d). The Company shall add Additional Stockholders by joinder whereby the Additional Stockholders shall sign a counterpart to this Agreement and the appropriate Schedule hereto shall be amended to reflect the Shares issued to the Additional Stockholder. The joinder of an Additional Stockholder as contemplated by the preceding sentence shall not constitute an amendment to this Agreement requiring the consent of the existing Stockholders except as may otherwise be required by this Agreement in connection with the issuance of such Shares. Promptly following the addition of an Additional Stockholder, the Company shall distribute to all Stockholders copies of this Agreement executed by the Additional Stockholder together with the appropriate revised Schedule.

         7.9 Modification or Amendment. Neither this Agreement nor any provisions hereof can be modified, amended, changed, discharged or terminated except by an instrument in writing, signed by the holders of at least a majority of the Class A Common Stock, 75% of the Class B Common Stock and a majority of the Series A Preferred Stock voting. Additionally, to the extent that any such proposed amendments would detrimentally affect the rights of RH under this Agreement, such amendment shall require the prior approval of RH. Notwithstanding the foregoing, this Agreement shall in no event be amended to distinguish the rights of the Class B Common Stock between the Management Stockholders, on the one hand, and the Converting LLC Holders on the other hand.

         7.10 Further Issuances of the Class B Common Stock. The Company agrees that it will not issue additional shares of Class B Common Stock except to employees, consultants or directors of the Company (other than the Founder) and to former holders of non-voting limited liability company interests in Princeton Review Publishing L.L.C. and to the Company's franchisees.

         7.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument.

         7.12 Notices. All notices to be given or otherwise made to any party to this Agreement shall be deemed to be sufficient if contained in a written instrument, delivered by hand in person, or by express overnight courier service, or by electronic facsimile transmission (with a copy sent by first-class mail, postage prepaid), or by registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth on the signature page hereof or at such other address as may hereafter be designated in writing by the addressee to the addressor listing all parties. All such notices shall, when mailed or transmitted, be effective when received or when attempted delivery is refused.

         7.13 No Other Agreements. Each Stockholder represents that he has not granted and is not a party to any proxy, voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement, and no holder of Shares shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with or conflicts with the provisions of this Agreement. To the extent of conflicts or inconsistencies between the Company's Bylaws and this Agreement, the terms of this Agreement shall be controlling.

         IN WITNESS WHEREOF, the Company, the Founder, the Management Stockholders, RH and the Converting LLC Holders have executed this agreement in counterparts as of the date first above specified.


TPR HOLDINGS, INC.



By: /s/ John Katzman
       Name:  John S. Katzman
       Title:  President and Chief Executive Officer
       Address:  2315 Broadway, New York, NY  10025
       Fax No.:  (212) 874-0775



FOUNDER:


By: /s/ John Katzman
       Name:  John S. Katzman
      Address:  2315 Broadway, New York, NY  10025
       Fax No.:  (212) 874-0775




RANDOM HOUSE TPR, INC.



By: /s/ Richard Sarnoff
       Name:  Richard Sarnoff
       Title: Executive Vice President and Chief Financial Officer
       Address:  201 East 50th Street, New York, NY  10022
       Fax No.: (212) 572-8700



                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

MANAGEMENT STOCKHOLDERS:



/s/ Bruce Task
Name:    Bruce Task
Title:
Address:
Fax No.:


/s/ Alicia Ernst
Name:    Alicia Ernst
Title:
Address:
Fax No.:


/s/ Jay Shulman
Name:    Jay Shulman
Title:
Address: 2 Forrestdale Dr., Huntington, NY  11743
Fax No.: (516) 877-5958



/s/ Steven Kursar
Name:    Steven Kursar
Title:
Address:  4320 Greeley St., Houston, TX  77006
Fax No.:  (713) 529-6062

/s/ Mark Chernis
Name: Mark Chernis
Title: Chief Operating Officer
Address: 101 West 90th, NY, NY
Fax No.:


/s/ Jay Rosner
Name: Jay Rosner
Title:
Address:
Fax No.:


/s/ Harold K. Lee
Name: Harold K. Lee
Title:
Address: 3834 Howe Street #9
         Oakland, CA 94611
Fax No.:







                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

CONVERTING LLC HOLDERS:


Charles Emmons & Charles Emmons Jr. Jointly


By: /s/ Charles F. Emmons, Jr.
    Name:  Charles F. Emmons, Jr.
    Title:  Treasurer
    Address:  77 Oak Street, Florence, MA  01062
    Fax No.:  (413) 586-4939

By: /s/ Charles F. Emmons
    Name:  Charles F. Emmons
    Title:  President
    Address:  6093 Vt. Rte 14, Brookfield, VT  05036
    Fax No.:  (802) 276-2153


The Princeton Review of Orange County, Inc.


By: /s/ Paul Kanarek
    Name:  Paul Kanarek
    Title:  President
    Address: 2151 Michelson #280, Irvine, CA  92612
    Fax No.:  (949) 553-8119


The Princeton Review of North Carolina , Inc.


By: /s/ Patricia Krebs
    Name:  Patricia Krebs
    Title:  President
    Address:  1525 E. Franklin Street, Chapel Hill, NC  27514
    Fax No.:  ((919) 967-7218


                    [SIGNATURE PAGE TO STOCKHOLDER AGREEMENT]

Lecomp Company, Inc.


By: /s/ Lloyd Eric Cotsen
    Name:  Lloyd Eric Cotsen
    Title:  Mindless Cretin
    Address:  1880 Veteran Ave (#310), Los Angeles, CA 90025
    Fax No.:  (310) 479-0768


The Princeton Review of Pittsburgh, Inc.


By: /s/ James L. Weinberg
    Name:  James L. Weinberg
    Title: President
    Address:  410 Hampton Ave., Pittsburgh, PA  15221
    Fax No.:  (412) 243-7218


The Princeton Review of Rhode Island, Inc.


By: /s/ Paul Stouber
    Name:  Paul Stouber
    Title:  President
    Address: 189 Governor Street, Suite 103, Providence, RI 02906 Fax No.: (401) 861-5096



/s/ Karen Kearns
    Name:  Karen Kearns
    Title:  Director
    Address:  1555 Francia St., San Juan, PR  00911
    Fax No.:  (787) 724-8057



                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

The Princeton Review of Peninsula, Inc.


By: /s/ Pamela N. Hirsch
    Name:  Pamela N. Hirsch
    Title:  Owner
    Address:  3543 Mandeville Canyon Road, Los Angeles, CA  90041
    Fax No.:  (310) 476-8156


The Princeton Review of St. Louis, Inc.


By: /s/ William Lindsley
    Name:  William Lindsley
    Title:
    Address:
    Fax No.:


The Kafiristan Blokes


By: /s/ F. Wade McKinney, /s/ Stephen A. Leake
    Name: F. Wade McKinney, Stephen A. Leake
    Title:  Owners
    Address:  110 21st Ave S. #106, Nashville, TN  37203
    Fax No.:  (615) 292-5912

    /s/ Elyane Harney
    Name: Elyane Harney
    Title:  Consultant
    Address:  2310 Mason St.
    Fax No.:  (415) 445-9173


                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

The Princeton Review of Boston, Inc.


By: /s/ Rob Cohen
    Name:  Robert Cohen
    Title:  Secretary
    Address:  57 Union Street, Boston, MA  02459
    Fax No.:  (617) 558-2727


The Princeton Review of New Jersey, Inc.


By: : /s/ Rob Cohen
     Name:  Robert Cohen
     Title:  President
     Address:  252 Nassau Street, Princeton, NJ  08542
     Fax No.:  (609) 688-0432


TSTS, Inc.


By: /s/ Rob Case
    Name:  Rob Case
    Title:  Chief Executive Officer
    Address:  701 N. Post Oak Rd. #8, Houston, TX  77024
    Fax No.:  (512) 474-8385, (512) 402-0416


Test Services, Inc.


By: /s/ Peter Dinneen
    Name:  Peter Dinneed
    Title:  President
    Address:  7350 N. Broadway, Denver, CO  80221
    Fax No.:  (303) 487-9402


                   [SIGNATURE PAGE TO STOCKHOLDERS AGREEMENT]

                                   SCHEDULE A

                             CONVERTING LLC HOLDERS



                                                          NUMBER OF SHARES OF NON-VOTING
NAME OF STOCKHOLDER                                            CLASS B COMMON STOCK

Charles Emmons & Charles Emmons Jr. (joint)                           24,431
The Princeton Review of Orange County, Inc.                           97,277
The Princeton Review of North Carolina, Inc.                          22,722
Lecomp Company, Inc.                                                 169,614
The Princeton Review of Pittsburgh, Inc.                              18,594
The Princeton Review of Rhode Island, Inc.                            17,099
Karen Kearns                                                           3,498
The Princeton Review of Penninsula, Inc.                              61,062
The Princeton Review of St. Louis, Inc.                               25,844
The Kafiristan Blokes                                                  7,325
Elayne Harney                                                          3,465
The Princeton Review of Boston, Inc.                                 150,456
The Princeton Review of New Jersey, Inc.                             291,791
TSTS, Inc.                                                           191,300
Test Services, Inc.                                                  239,114

                                   SCHEDULE B

                             MANAGEMENT STOCKHOLDERS


                                                   Number of Shares of Non-Voting
Name of Stockholder                                     Class B Common Stock

Bruce Task                                                           204,928
Mark Chernis                                                         120,756
Alicia Ernst                                                         120,756
Jay Rosner                                                           120,756
Jay Shulman                                                           85,244
Harold K. Lee                                                         77,069
Steven Kursar                                                         98,216

                      THIS SCHEDULE IS SUBJECT TO REVISIONS
                   PENDING CALCULATION OF FINAL SHARE NUMBERS


                                   SCHEDULE C

                                    INVESTORS

                                                           Number of Shares of
Name of Stockholder                                     Series A Preferred Stock


                                  SCHEDULE A-1



Name of Stockholder                            Number of Shares of Class A Common Stock
John S. Katzman                               11,470,063

Random House TPR, Inc.                         3,378,618